EXHIBIT 21











                             Subsidiaries of Cullen/Frost

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                              SUBSIDIARIES OF THE REGISTRANT
                              ------------------------------


     As of March 25, 1997, Cullen/Frost owned directly, or indirectly through wholly-owned subsidiaries, the following subsidiaries.


                                                               PERCENTAGE OF
                                                ORGANIZED     VOTING SECURITIES
                                                  UNDER          OWNED BY
                                                 LAWS OF        CULLEN/FROST
                                              -------------   -----------------
The Frost National Bank                       United States          100%

United States National Bank of Galveston      United States          100%

Main Plaza Corporation                            Texas              100%

Daltex General Agency, Inc.                       Texas              100%

The New Galveston Company, Inc.                 Delaware             100%

Cullen/Frost Capital Trust I                    Delaware             100%